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                                                                   EXHIBIT 10.17

                   FIRST AMENDMENT TO BLUE RHINO CORPORATION
                            SHAREHOLDERS' AGREEMENT
                       --------------------------------


     THIS FIRST AMENDMENT is dated as of October 11, 1995 by BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation") and the persons listed on Schedule 1 attached hereto are consenting and agreeing to this Second Amendment under separate consents ("Consenting Investors").


                              W I T N E S S E T H:
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     WHEREAS, the Corporation, Investors and the Management Stockholders have heretofore entered into a Shareholders' Agreement dated as of December 1, 1994;

     WHEREAS, pursuant to Section 12 of the Shareholders' Agreement the Series A Preferred Stockholders have a right to first refusal to purchase any securities offered by the Corporation;

     WHEREAS, to induce the Additional Investors to purchase units consisting of a 10.5% Senior Discount Note and Warrant to purchase the Corporation's Common Stock (the "Units") pursuant to a Unit Purchase Agreement between the Corporation and the Additional Investors of even date herewith (the "Unit Purchase Agreement") the Corporation deems it desirable to amend the Shareholders' Agreement to delete Section 12;

     WHEREAS, pursuant to Section 18 of the Shareholders' Agreement, the Corporation may amend the Shareholders' Agreement with the consent of the Holder or Holders of two-thirds of the Corporation's issued an outstanding Series A Preferred Securities;

     WHEREAS, the Consenting Investors, holding in excess of two-thirds of the total outstanding Series A Preferred Shares have consented to this First Amendment in writing.

                                  AGREEMENTS
                                  ----------

     In consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.   The Shareholders' Agreement is amended as provided herein.
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     2.   Section 12 concerning rights of first refusal is hereby deleted from the Shareholders' Agreement.

     3. The First Amendment is subject to receipt of the consent of the Consenting Investors listed on Schedule 1 attached hereto.

     The undersigned has executed this First Amendment to Shareholders' Agreement in the date first set forth above.


                              BLUE RHINO CORPORATION


                              By_/s/ Billy Prim___________________
                               Billy Prim, Chief Executive
                               Officer

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                                  SCHEDULE 1

                             Consenting Investors
                             --------------------

Plantinum Venture Partners, I, L.P.
Andrew J. Filipowski
Craig Duchossois
Bobby Slate
James R. Hardin
Robert F. Steel & Jennifer Steel JTWROS
Thomas E. Gleitsman
Tom Austin
Ray Maynard
Robert L. Jacobs
Frank Murnane, Sr.
Frank Murnane, Jr.
Gabriel, Inc. (c/o Jimmy Liautaud)
James Alan Booe
Joe Wallace
Lennard Carlson
Richard Carlson
Baxter Kiger
Peter Vitulli
Barry Sylvester
James Barzyk
Alexander Danzberger
Cole Taylor Bank Custodian FBO Arthur Frigo IRA #8417
Huizenga Capital Management
Peter H. Huizenga Testamentary Trust
Billy Prim
Kimberly Family Discretionary Trust (c/o Craig Duchossois)
Edward A. Fortino & Dayle Duchossois-Fortino JTWROS


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